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                                                                     EXHIBIT 3.1

FORM NO. 2

                                     [LOGO]

                                    BERMUDA
                             THE COMPANIES ACT 1981
                          MEMORANDUM OF ASSOCIATION OF
                           COMPANY LIMITED BY SHARES
                             (SECTION 7(1) AND (2))

                           MEMORANDUM OF ASSOCIATION
                                       OF

                         MARVELL TECHNOLOGY GROUP LTD.
                   (hereinafter referred to as "the Company")


1. The liability of the members of the Company is limited to the amount (if (if any) for the time being unpaid on the shares respectively held by them.

2.   We, the undersigned, namely,

NAME                ADDRESS           BERMUDIAN      NATIONALITY    NUMBER OF
                                       STATUS                        SHARES
                                      (Yes/No)                      SUBSCRIBED
Lisa Marshall       Clarendon House
                    2 Church Street
                    Hamilton HM 11
                    Bermuda              Yes         British            one

Nicholas B. Dill         "               Yes         British            one

John Sharpe              "               Yes         British            one

do hereby respectively agree to take such number of shares of the Company as may be allotted to us respectively by the provisional directors of the Company, not exceeding the number of shares for which we have respectively subscribed, and to satisfy such calls as may be made by the directors, provisional directors or promoters of the Company in respect of the shares allotted to us respectively.

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3.   The Company is to be an exempted Company as defined by the Companies Act
     1981.

4. The Company has power to hold land situated in Bermuda not exceeding in all, including the following parcels-

     N/A

5. The authorised share capital of the Company is US$12,000.00 divided into shares of US$.002 each. The minimum subscribed share capital of the Company is US$12,000.00.

6.   The objects for which the Company is formed and incorporated are -

     1. As set out in paragraphs (b) to (n) and (p) to (u) inclusive of the Second Schedule to the Companies Act 1981.

7.   Powers of the Company
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     1.   The Company shall, pursuant to the Section 42 of the Companies Act
          1981, have the power to issue preference shares which are, at the option of the holder, liable to be redeemed.